EXHIBIT 10.3

EXECUTION COPY
AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of May 24, 2019, is among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the “Borrower”), the various financial institutions party hereto (collectively, the “Lender Parties”) and NORDEA BANK ABP, NEW YORK BRANCH (as successor to Nordea Bank AB (publ), New York Branch), as administrative agent (the “Administrative Agent”) for the Lender Parties.
PRELIMINARY STATEMENTS
(1)    The Borrower, the various financial institutions party thereto and the Administrative Agent are parties to a Credit Agreement, as amended and restated as of August 23, 2013, as further amended as of July 10, 2015 and as further amended and restated as of October 12, 2017 (such Credit Agreement as in effect immediately prior to giving effect to this Amendment, the “Credit Agreement”); and
(2)    The Borrower, the Lender Parties and the Administrative Agent have agreed to amend the Credit Agreement as hereinafter set forth herein.
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1. Amendments to the Credit Agreement. The Borrower, the Administrative Agent and the Lender Parties agree that the Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows.

(a)	The definitions of “Applicable Margin” and Applicable Percentage” in Section 1.1 are restated in full to read as follows:
“Applicable Margin” means as of any date, a percentage per annum determined by reference to the Senior Debt Rating in effect on such date as set forth below:

Senior Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for LIBO Rate Advances and Swing Line Advances
Level 1 A- or A3 (or higher)	0.000%	0.795%
Level 2 BBB+ or Baa1	0.000%	0.900%
Level 3 BBB or Baa2	0.000%	1.000%
Level 4 BBB- or Baa3	0.100%	1.100%
Level 5 BB+ or Ba1 (or lower)	0.300%	1.300%
“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the Senior Debt Rating in effect on such date as set forth below:

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Senior Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 A- or A3 (or higher)	0.080%
Level 2 BBB+ or Baa1	0.100%
Level 3 BBB or Baa2	0.125%
Level 4 BBB- or Baa3	0.150%
Level 5 BB+ or Ba1 (or lower)	0.200%

(b)	Clause (c)(i) of the definition of “Base Rate” in Section 1.1 is restated in full to read as follows:
(i) the rate per annum appearing on Reuters LIBOR01 Page (or any successor page) as the London interbank offered rate for deposits in Dollars (“LIBOR”), at approximately 11:00 A.M. (London time) on such date or

(c)	Section 1.1 is amended by including the following terms in appropriate alphabetical order:
“LIBOR” has the meaning specified in the definition of Base Rate.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent reasonably designates to determine LIBOR (or such other commercially available source providing such quotations as may be reasonably designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 2.8(c).
“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 2.8(c).
“Scheduled Unavailability Date” has the meaning specified in Section 2.8(c).

(d)	Section 1.4 is amended by restating the last sentence thereof in full to read as follows:
Notwithstanding the foregoing, all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP as in effect on December 31, 2018 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations for purposes of this Agreement regardless of any change in GAAP following December 31, 2018 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capitalized leases; provided that, for clarification purposes, operating leases recorded as liabilities on the balance sheet due to a change in accounting treatment, or otherwise, shall for all purposes not be treated as Indebtedness, Capital Lease Obligations or Capitalized Lease Liabilities.

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(e)	Section 2.8 is amended by including the following clause (c), which shall read as follows:
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) the administrator of the LIBOR Screen Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.8(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 P.M. (New York City time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBO Rate Advances shall be suspended, (to the extent of the affected LIBO Rate Advances or Interest Periods), and (y) clause (c) of the definition of “Base Rate” in Section 1.1 shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice,

NYDOCS02/1131965        Royal Caribbean – Enabling Amendment

the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Advances (to the extent of the affected LIBO Rate Advances or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

(f)	Section 6.2.2 is amended by including the following clause (e), which shall read as follows:
(e)    Indebtedness of Silversea Cruise Holding Ltd. and its subsidiaries (“Silversea”) outstanding on May 24, 2019 and identified in Item 6.2.2 of the Disclosure Schedule.

(g)	Section 6.2.3 is amended by including the following clause (t), which shall read as follows:
(t)    Liens on any property of Silversea in existence as of May 24, 2019 and identified in Item 6.2.3 of the Disclosure Schedule.

(h)	The Disclosure Schedule is restated in full in the form attached to this Amendment as Exhibit A.
SECTION 2. Conditions of Amendment Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and all Lender Parties or, as to any of the Lender Parties, advice satisfactory to the Administrative Agent that such Lender Party has executed this Amendment. This Amendment is subject to the provisions of Section 11.1 of the Credit Agreement.
SECTION 3.  Representation and Warranty of the Borrower. To induce the Lender Parties to enter into this Amendment, the Borrower represents and warrants that, as of the Amendment Effective Date:

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(a)    The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, and
(b)    No Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event has occurred and is continuing.
SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
(b)The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender Party or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision thereof.
SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other documents to be delivered hereunder (including the reasonable and documented fees and expenses of one counsel for the Administrative Agent and the Lender Parties with respect hereto and thereto; it being understood that the foregoing shall be limited to the reasonable and documented fees and expenses of Shearman & Sterling LLP) in accordance with the terms of Section 11.3 of the Credit Agreement.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 8. Defined Terms. Capitalized terms not otherwise defined in the Amendment shall have the same meanings as specified in the Credit Agreement.

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EXHIBIT 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ROYAL CARIBBEAN CRUISES LTD.
By /s/ Antje M. Gibson
Name: Antje M. Gibson
Title: Vice President, Treasurer
Accepted and Agreed as of the date first above written:
NORDEA BANK ABP, NEW YORK BRANCH
as Administrative Agent and Lender
By /s/ Martin Lunder
Name: Martin Lunder
Title: Managing Director
By /s/ Lynn Sauro
Name: Lynn Sauro
Title: Director
CITIBANK, N.A.
By /s/ Alvaro De Velasco
Name: Alvaro De Velasco
Title: Vice President of Citibank, N.A.
BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH
By /s/ Veronica Incera
Name: Veronica Incera
Title: Head of Global Client Coverage NY - CIB
By /s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Senior Vice President

DNB CAPITAL LLC
By /s/ Sybille Andaur
Name: Sybille Andaur
Title: First Vice President
By /s/ Cathleen Buckley
Name: Cathleen Buckley
Title: Senior Vice President
FIFTH THIRD BANK
By /s/ Richard Arendale
Name: Richard Arendale
Title: Managing Director
HSBC BANK USA, NATIONAL ASSOCIATION
By /s/ Rafael De Paoli
Name: Rafael De Paoli
Title: Managing Director
BANK OF AMERICA, N.A.
By /s/ Brian D. Corum
Name: Brian D. Corum
Title: Managing Director
MIZUHO BANK, LTD.
By /s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory
SUNTRUST BANK
By /s/ Jonathan Hart
Name: Jonathan Hart
Title: Vice President

THE BANK OF NOVA SCOTIA
By /s/ Michelle C. Phillips
Name: Michelle C. Phillips
Title: Managing Director
BNP PARIBAS
By /s/ Richard Pace
Name: Richard Pace
Title: Managing Director
By /s/ Melissa Dyki
Name: Melissa Dyki
Title: Director
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH

By /s/ Kan Chen Name: Kan Chen Title: Director	By /s/ Gang Duan Name: Gang Duan Title: Executive Director
JPMORGAN CHASE BANK, N.A.
By /s/ Nadeige Dang
Name: Nadeige Dang
Title: Executive Director
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By /s/ Peder Garmefelt
Name: Peder Garmefelt
Title: Head of Shipping Finance, London
By /s/ Malcolm Stonehouse
Name: Malcolm Stonehouse
Title: Client Executive
SUMITOMO MITSUI BANKING CORPORATION
By /s/ Michael Maguire
Name: Michael Maguire
Title: Executive Director

MUFG BANK. LTD. (formerly known as The Bank Of Tokyo-Mitsubishi UFJ, Ltd.)
By /s/ Brett A. Parker
Name: Brett A. Parker
Title: Vice President
SOCIÉTÉ GÉNÉRALE
By /s/ Shelley Yu
Name: Shelley Yu
Title: Director
BANCO SANTANDER, S.A.
By /s/ Lucas Videla
Name: Lucas Videla
Title: Executive Director
By /s/ Pablo Tarrio
Name: Pablo Tarrio
Title: Attorney
U.S. BANK NATIONAL ASSOCIATION
By /s/ Rodney J. Winters
Name: Rodney J. Winters
Title: Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION
By /s/ Denis Waltrich
Name: Denis Waltrich
Title: Director
GOLDMAN SACHS BANK USA
By /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, NEW YORK BRANCH

By /s/ Christian Jagenberg Name: Christian Jagenberg Title: Executive Vice President	By /s/ Gerhard A. Winklmeier Name: Gerhard A. Winklmeier Title: Senior Vice President
MORGAN STANLEY BANK, N.A.
By /s/ Emanuel Ma
Name: Emanuel Ma
Title: Authorized Signatory
PNC BANK, NATIONAL ASSOCIATION
By /s/ Ryan Garr
Name: Ryan Garr
Title: Vice President

EXHIBIT 10.3

Exhibit A
Disclosure Schedule
[see attached]

1187142.01B-NYCSR04A - MSW

DISCLOSURE SCHEDULE
Item 5.9 (b): Vessels

Vessel	Owner	Flag
Sovereign	RCL Sovereign LLC	Malta
Empress of the Seas	Nordic Empress Shipping Inc.	Bahamas
Monarch	RCL Monarch LLC	Malta
Majesty of the Seas	Majesty of the Seas Inc.	Bahamas
Grandeur of the Seas	Grandeur of the Seas Inc.	Bahamas
Rhapsody of the Seas	Rhapsody of the Seas Inc.	Bahamas
Enchantment of the Seas	Enchantment of the Seas Inc.	Bahamas
Vision of the Seas	Vision of the Seas Inc.	Bahamas
Voyager of the Seas	Voyager of the Seas Inc.	Bahamas
Horizon	RCL Horizon LLC	Malta
Zenith	RCL Zenith LLC	Malta
Mariner of the Seas	Mariner of the Seas Inc.	Bahamas
Celebrity Millennium	Millennium Inc.	Malta
Explorer of the Seas	Explorer of the Seas Inc.	Bahamas
Celebrity Infinity	Infinity Inc.	Malta
Radiance of the Seas	Radiance of the Seas Inc.	Bahamas
Celebrity Summit	Summit Inc.	Malta
Adventure of the Seas	Adventure of the Seas Inc.	Bahamas
Navigator of the Seas	Navigator of the Seas Inc.	Bahamas
Celebrity Constellation	Constellation Inc.	Malta
Serenade of the Seas	Serenade of the Seas Inc.	Bahamas
Jewel of the Seas	Jewel of the Seas Inc.	Bahamas
Celebrity Xpedition	Islas Galapagos Turismo y Vapores CA	Ecuador
Freedom of the Seas	Freedom of the Seas Inc.	Bahamas
Azamara Journey	Azamara Journey Inc.	Malta
Azamara Quest	Azamara Quest Inc.	Malta
Liberty of the Seas	Liberty of the Seas Inc.	Bahamas
Independence of the Seas	Independence of the Seas Inc.	Bahamas
Celebrity Solstice	Celebrity Solstice Inc.	Malta
Celebrity Equinox	Celebrity Equinox Inc.	Malta

1187142.01B-NYCSR04A - MSW

Vessel	Owner	Flag
Oasis of the Seas	Oasis of the Seas Inc.	Bahamas
Celebrity Eclipse	Celebrity Eclipse Inc.	Malta
Allure of the Seas	Allure of the Seas Inc.	Bahamas
Celebrity Silhouette	Celebrity Silhouette Inc.	Malta
Celebrity Reflection	Celebrity Reflection Inc.	Malta
Quantum of the Seas	Quantum of the Seas Inc.	Bahamas
Brilliance of the Seas	Brilliance of the Seas Shipping Inc.	Bahamas
Anthem of the Seas	Anthem of the Seas Inc.	Bahamas
Celebrity Xperience	Oceanadventures S.A.	Ecuador
Celebrity Xploration	Oceanadventures S.A.	Ecuador
Ovation of the Seas	Ovation of the Seas Inc.	Bahamas
Harmony of the Seas	Harmony of the Seas Inc.	Bahamas
Symphony of the Seas	Symphony of the Seas Inc.	Bahamas
Celebrity Edge	Celebrity Edge Inc.	Malta
Azamara Pursuit	Azamara Pursuit Inc.	Malta
Silver Cloud	Silver Cloud Shipping Co. Ltd.	Bahamas
Silver Wind	Silver Wind Shipping Ltd.	Bahamas
Silver Shadow	Silver Shadow Shipping Co. Ltd.	Bahamas
Silver Spirit	Silver Spirit Shipping Co. Ltd.	Bahamas
Silver Muse	Silver Muse Shipping Co. Ltd.	Bahamas
Silver Galapagos	Conodros CL	Ecuador

Item 5.10: Existing Principal Subsidiaries

Name of the Subsidiary	Jurisdiction of Organization
Jewel of the Seas Inc.	Liberia
Majesty of the Seas Inc.	Liberia
Grandeur of the Seas Inc.	Liberia
Enchantment of the Seas Inc.	Liberia
Rhapsody of the Seas Inc.	Liberia
Vision of the Seas Inc.	Liberia

1187142.01B-NYCSR04A - MSW

Name of the Subsidiary	Jurisdiction of Organization
Voyager of the Seas Inc.	Liberia
Explorer of the Seas Inc.	Liberia
Radiance of the Seas Inc.	Liberia
Adventure of the Seas Inc.	Liberia
Navigator of the Seas Inc.	Liberia
Serenade of the Seas Inc.	Liberia
Mariner of the Seas Inc.	Liberia
Millennium Inc.	Liberia
Infinity Inc.	Liberia
Summit Inc.	Liberia
Constellation Inc.	Liberia
Islas Galápagos Turismo y Vapores C.A.	Ecuador
Freedom of the Seas Inc.	Liberia
Azamara Journey Inc.	Liberia
Azamara Quest Inc.	Liberia
RCL Zenith LLC	Liberia
Nordic Empress Shipping Inc.	Liberia
Liberty of the Seas Inc.	Liberia
Independence of the Seas Inc.	Liberia
Celebrity Solstice Inc.	Liberia
Oasis of the Seas Inc.	Liberia
Celebrity Eclipse Inc.	Liberia
Celebrity Equinox Inc.	Liberia
RCL Horizon LLC	Liberia
RCL Sovereign LLC	Liberia
Allure of the Seas Inc.	Liberia
Celebrity Silhouette Inc.	Liberia
Celebrity Reflection Inc.	Liberia
RCL Monarch LLC	Liberia
Quantum of the Seas Inc.	Liberia
Brilliance of the Seas Shipping Inc.	Liberia
Anthem of the Seas Inc.	Liberia
Oceanadventures S.A.	Ecuador

1187142.01B-NYCSR04A - MSW

Name of the Subsidiary	Jurisdiction of Organization
Ovation of the Seas Inc.	Liberia
Harmony of the Seas Inc.	Liberia
Symphony of the Seas Inc.	Liberia
Celebrity Edge Inc.	Liberia
Azamara Pursuit Inc.	Liberia
Silver Cloud Shipping Co. Ltd.	Bahamas
Silver Wind Shipping Ltd.	Bahamas
Silver Shadow Shipping Co. Ltd.	Bahamas
Silver Spirit Shipping Co. Ltd.	Bahamas
Silver Muse Shipping Co. Ltd.	Bahamas
Conodros CL	Ecuador

Item 6.2.2: Existing Indebtedness of Silversea

(a)    The obligations of the Borrower or its Subsidiaries in connection with those certain Bareboat Charterparties with respect to (i) the vessel SILVER EXPLORER dated July 22, 2011 between Silversea Cruises Ltd. and Hammonia Adventure and Cruise Shipping Company Ltd. and (ii) the vessel SILVER WHISPER dated March 15, 2012 between Whisper S.p.A. and various lessors, and the replacement, extension, renewal or amendment of each of the foregoing without increase in the amount or change in any direct or contingent obligor of such obligations, (the “Existing Silversea Leases”);
(b)    Indebtedness arising pursuant to that certain Bareboat Charterparty dated May 17, 2018 by and between Hai Xing 1702 Limited and Silversea New Build Eight Ltd., as such agreement may be amended from time to time; and
(c)    Indebtedness secured by Liens of the type described in Item 6.2.3 of the Disclosure Schedule.
Item 6.2.3: Existing Liens of Silversea

(a)    Liens securing the $620 million in principal amount of 7.25% senior secured notes due 2025 issued by Silversea Cruise Finance Ltd. pursuant that that Indenture dated as of January 30, 2017;
(b)    Liens on the vessels SILVER WHISPER and SILVER EXPLORER existing as of the Effective Date and securing the Existing Silversea Leases (and any Lien on such vessels securing any refinancing of the Existing Silversea Leases, so long as such Vessel was subject to a Lien securing the Indebtedness being refinanced immediately prior to such refinancing);
(c)    Liens on the Vessel with Hull 6280 currently being built at Fincantieri S.p.A. and arising pursuant to that certain Bareboat Charterparty dated May 17, 2018 by and between Hai Xing 1702 Limited and Silversea New Build Eight Ltd., as such agreement may be amended from time to time (and any Lien on such vessel securing any refinancing of such bareboat charterparty); and

1187142.01B-NYCSR04A - MSW

(d)    Liens securing Indebtedness of the type described in Item 6.2.2 of the Disclosure Schedule.

1187142.01B-NYCSR04A - MSW